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Exhibit 21

LIST OF SUBSIDIARIES

United States

    The Santa Anita Companies, Inc. (Delaware)
        Los Angeles Turf Club, Incorporated (California) (Santa Anita Park)
    SLRD Thoroughbred Training Center, Inc. (Delaware) (San Luis Rey Downs)
    Gulfstream Park Racing Association, Inc. (Florida)
        Orchid Concessions, Inc. (Florida) (Gulfstream Park Food and Beverage)
        GPRA Commercial Enterprises, Inc.
            The Village at Gulfstream Park, LLC
    Pacific Racing Association (California) (Golden Gate Fields)
    MEC Land Holdings (California) Inc. (California)
    Remington Park, Inc. (Oklahoma)
    Thistledown, Inc. (Ohio)
    MI Racing Inc. (Delaware) (Great Lakes Downs)
    MEC Holdings (USA) Inc. (Delaware)
    Bay Meadows Operating Company, LLC (Delaware)
    Bay Meadows Catering Company (California)
    MEC Pennsylvania Racing, Inc. (Pennsylvania) (The Meadows)
        MEC Pennsylvania Food Service Inc. (Pennsylvania)
            (The Meadows Food and Beverage)
        20002 Delaware Inc. (Delaware)
        Allegheny Thoroughbred Racing Association, Inc. (Delaware)
        Allegheny Harness Racing Association, Inc. (Delaware)
    MEC Pennsylvania Racing Services, Inc. (Delaware)
    Mountain Laurel Racing, Inc. (Delaware)
        MEC Racing Management (Pennsylvania Partnership)
    Washington Trotting Association, Inc. (Delaware)
        MEC Racing Management (Pennsylvania Partnership)
    GPRA Thoroughbred Training Center, Inc. (Delaware) (Palm Meadows)
        Palm Meadows Estates, LLC (Delaware)
    MKC Acquisition Co. (Oregon) (Multnomah Greyhound Park)
    MEC Land Holdings (Oregon) LLC (Delaware)
    MEC Oregon Racing, Inc. (Delaware) (Portland Meadows)
    MEC Dixon, Inc. (Delaware)
    DLR, Inc.
    OTL, Inc.
    MEC Texas Racing, Inc. (Delaware)
    Racetrack Holdings, Inc. (Delaware)
        MEC Lone Star, L.P. (Delaware) (Lone Star Park at Grand Prairie)
            MEC Texas Concessions, LLC (Texas)
    MEC Maryland Ventures, LLC (Maryland)
    MEC Maryland Investments, Inc. (Delaware)
    Maryland Racing, Inc. (Delaware)
        20004 Maryland, Inc.
        Laurel Racing Assoc., Inc. (Maryland) (Laurel Park)
            Laurel Racing Association Limited Partnership (Maryland)
                Prince George's Racing, Inc. (Maryland)
                    Southern Maryland Agricultural Association (Maryland)
                    Maryland OTB Facilities, LLC (Maryland)
                New Maryland OTB Facilities, LLC (Maryland)
        Pimlico Racing Association, Inc. (Maryland)
            The Maryland Jockey Club of Baltimore City, Inc. (Maryland)
                    (Pimlico)
                Southern Maryland Racing, Inc. (Maryland)
                    Southern Maryland Agricultural Association (Maryland)
                Maryland OTB Facilities, LLC (Maryland)
                New Maryland OTB Facilities, LLC (Maryland)
    Michigan Racing, Inc. (Delaware)
    XpressBet, Inc. (Delaware)

    MEC Media Distribution Corp. (Delaware)
        HorseRacing TV, Inc. (Delaware)
    Sunshine Meadows Racing, Inc.
    Vista Hospitality Inc. (Delaware) (Splendido)
    Aurora Hospitality Services, Inc. (Delaware)
    MEC Developments, Inc. (Delaware)
    MEC Services Corp. (Delaware)
    Fex Straw Manufacturing Inc. (Delaware)

Canada

    MEC Holdings (Canada) Inc. (Ontario)
        Adena Meadows II Limited (Ontario)

Europe

    Fontana Beteiligungs AG (Austria)
    MEC Projektentwicklungs AG (Austria)
        FEX ÖKO-Faserverarbeitungs GmbH (Austria)
        MEC Grundstücksentwicklungs GmbH (Austria)
            MEC Sport and Entertainment Holding GmbH
                MEC Sport and Entertainment GmbH
    MEC Racino Holding GmbH
        MEC Magna Racino Veranstaltungs GmbH

QuickLinks

LIST OF SUBSIDIARIES